UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2007, a majority-owned subsidiary of Applied Digital Solutions, Inc., Digital Angel Corporation (“Digital Angel”) entered into Amendment No. 6 to the Securities Purchase Agreement, between Imperium Master Fund, Ltd. (“Imperium”) and Digital Angel (“Amendment No. 6”). Pursuant to the terms of Amendment No. 6, Imperium and Digital Angel agreed to extend the repayment date of Digital Angel’s 10.25% senior secured debentures by up to one month, or until September 27, 2007. The extension was granted without cost to Digital Angel. As previously disclosed, Digital Angel delivered on June 28, 2007, a sixty-day prepayment notice per the terms of Digital Angel’s 10.25% senior secured debentures and, accordingly, Digital Angel will pay 102% of the outstanding principal amount of the debentures on the repayment date plus all accrued and unpaid interest.

Section 8 – Other Events

Item 8.01. Other Events.

On August 27, 2007, Digital Angel issued a press release announcing that Digital Angel finalized a global settlement of its patent infringement litigation against Datamars, Inc., Datamars S.A., The Crystal Import Corporation and Medical Management International, Inc. (collectively, “Datamars”). Under the terms of the settlement agreement, Datamars made a lump sum payment to Digital Angel, the parties granted mutual releases, Digital Angel dismissed the infringement claims against Datamars, and Digital Angel was dismissed from the antitrust litigation. Digital Angel also granted a non-exclusive license to Datamars for syringe-implantable identification transponders that could reasonably be alleged to be covered by the patent at issue in the infringement litigation. The financial terms of the settlement have not been disclosed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 6 to the Securities Purchase Agreement, dated as of August 24, 2007, between Digital Angel Corporation and Imperium Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and Acting Chief Financial Officer

Dated: August 30, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 6 to the Securities Purchase Agreement, dated as of August 24, 2007, between Digital Angel Corporation and Imperium Master Fund, Ltd.